Exhibit 99.1

OptimizeRx Integrates with Eye Care Leaders to Deliver Improved Eye Care and Cost Savings on Prescriptions

OptimizeRx’s Digital Health Platform to Integrate with Eye Care Leaders’ EHRs Accessible to 6,800 Ophthalmologists and Optometrists Nationwide

DURHAM, NC and ROCHESTER, MI – January 24, 2017 — Eye Care Leaders (ECL), the leading provider of practice performance solutions for ophthalmologists and optometrists, has integrated with OptimizeRx Corp. (OTCQB: OPRX), the leading aggregator of pharmaceutical-sponsored services in electronic health record (EHR) platforms.

Through a dynamic platform integration, ECL and OptimizeRx will provide cost saving and patient information services within EHRs that are part of ECL’s portfolio of performance solutions for more than 6,800 ophthalmologists and optometrists. ECL brings together the most trusted names in EHR technology, including Medflow, Integrity EMR, MDoffice, ManagementPlus, IO Practiceware and EyeDoc.

OptimizeRx will operate seamlessly within the EHR platform to provide support for health care providers (HCPs) and valuable services for patients. The EHR will alert HCPs to potential savings and information for patients that can result in reduced prescription costs and improved overall health outcomes. Further, multiple independent studies confirm that leading pharma manufacturers have realized ROI ranging from 300% to 1,200% in terms of pharma-sponsored patient financial support programs that are integrated into the EHR workflow.

OptimizeRx core EHR workflow solutions include:

•	Financial Messaging: Copay savings, vouchers and other valuable patient support can be delivered to patients electronically at the point of care and support more affordable prescriptions.
•	Brand Messaging: Patient education and key clinical brand messaging materials can be delivered at the point of care, in electronic or printed versions, offering pharmaceutical and healthcare companies more effective ways to expand HCP and patient support.

“Our integration with OptimizeRx puts cost savings and patient education tools at the fingertips of thousands of physicians using our EHR platforms,” said Jim Alland, president of Eye Care Leaders. “Incorporating these tools furthers our mission of providing the best, most comprehensive solutions to physicians, while ensuring patients receive the highest level of care and services in the industry.”

OptimizeRx has grown to more than 350 EHR and eRx network partnerships that reach over 300,000 physicians in North America. OptimizeRx’s services can be integrated quickly and seamlessly into virtually any EHR platform, usually within a matter of hours. OptimizeRx then operates easily within the workflow to alert physicians to cost savings opportunities and patient information.

“As a leader in the EHR industry, we welcome Eye Care Leaders to our growing OptimizeRx family of EHR partners, which represents the healthcare industry’s largest point-of-prescribe promotional network,” said OptimizeRx CEO, William Febbo. “Given how healthcare providers are now spending more than three hours a day on average engaged in their EHR, ECL can now enable physicians to better connect with their patients and provide valuable cost savings and essential eye health information.”

About OptimizeRx Corp
Based in Rochester, Michigan, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique consumer and physician platforms help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

OptimizeRx core product replaces drug samples with electronic trial vouchers and copay coupon savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, DrFirst, NewCrop, Quest Diagnostics, Practice Fusion and other EHRs to reach over 300,000 healthcare providers. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, visit www.optimizerx.com.

About Eye Care Leaders

Eye Care Leaders (ECL) is a family of companies that serves more than 6,800 ophthalmologists and optometrists, with the common goal of improving the efficiency, profitability and competitiveness of eye care practices. ECL brings together the most trusted names in electronic health records including Medflow, Integrity EMR, MDoffice, ManagementPlus, IO Practiceware and EyeDoc, in addition to a comprehensive suite of business solutions including revenue cycle solutions, analytics and benchmarking, patient retention and acquisition and capital financing. With a sole focus on eye care, ECL understands the challenges physicians face, and brings solutions to complex challenges to help practices reach their goals and succeed. For more information, please visit www.eyecareleaders.com or join us on Facebook, Twitter, and LinkedIn.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Eye Care Leaders Press Contact:

Jeff Stoecker

Racepoint Global

EyeCareLeaders@racepointglobal.com

Tel (617) 624-3275

OptimizeRx Contact:

Doug Baker, CFO

Email Contact

Tel (248) 651-6568 x807

OptimizeRx’s Investor Relations Contact:

Ron Both

CMA

Email Contact

Tel (949) 432-7557

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